As filed with the Securities and Exchange Commission on February 17, 2021

Registration Nos. 333-223142 and 333-223142-03

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PPL Corporation PPL Capital Funding, Inc. PPL Electric Utilities Corporation	Pennsylvania Delaware Pennsylvania	23-2758192 23-2926644 23-0959590
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two North Ninth Street Allentown, Pennsylvania 18101-1179 (610) 774-5151

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

LG&E and KU Energy LLC Louisville Gas and Electric Company	Kentucky Kentucky	20-0523163 61-0264150
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 West Main Street Louisville, Kentucky 40202-1377 (502) 627-2000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Kentucky Utilities Company	Kentucky and Virginia	61-0247570
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quality Street Lexington, Kentucky 40507-1462 (502) 627-2000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Vincent Sorgi

President, Chief Executive

Officer and Director

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

(610) 774-5151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With A Copy To:

Paul W. Thompson

President and Chief

Executive Officer

LG&E and KU Energy LLC

220 West Main Street

Louisville, Kentucky 40202-1377

(502) 627-2000

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

PPL Corporation:	Large accelerated filer	☒	Accelerated filer	☐

	Non-accelerated filer	☐	Smaller reporting company	☐

	Emerging growth company	☐

(Do not check if a smaller reporting company)

PPL Capital Funding, Inc.:	Large accelerated filer	☐	Accelerated filer	☐

	Non-accelerated filer	☒	Smaller reporting company	☐

	Emerging growth company	☐

(Do not check if a smaller reporting company)

PPL Electric Utilities Corporation:	Large accelerated filer	☐	Accelerated filer	☐

	Non-accelerated filer	☒	Smaller reporting company	☐

	Emerging growth company	☐

(Do not check if a smaller reporting company)

LG&E and KU Energy LLC:	Large accelerated filer	☐	Accelerated filer	☐

	Non-accelerated filer	☒	Smaller reporting company	☐

	Emerging growth company	☐

(Do not check if a smaller reporting company)

Louisville Gas and Electric Company:	Large accelerated filer	☐	Accelerated filer	☐

	Non-accelerated filer	☒	Smaller reporting company	☐

	Emerging growth company	☐

(Do not check if a smaller reporting company)

Kentucky Utilities Company:	Large accelerated filer	☐	Accelerated filer	☐

	Non-accelerated filer	☒	Smaller reporting company	☐

	Emerging growth company	☐

(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PPL Corporation:	☐
PPL Capital Funding, Inc.:	☐
PPL Electric Utilities Corporation:	☐
LG&E and KU Energy LLC:	☐
Louisville Gas and Electric Company:	☐
Kentucky Utilities Company:	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-223142, 333-223142-01, 333-223142-02, 333-223142-03, 333-223142-04, 333-223142-05) (the “Registration Statement”), of PPL Corporation, PPL Capital Funding, Inc., PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company and Kentucky Utilities Company, is being filed to remove and withdraw from registration all securities registered by LG&E and KU Energy LLC (“LKE”) pursuant to Registration Statement No. 333-223142-03 which remain unissued and unsold. LKE will not issue any registered securities pursuant to Registration Statement No. 333-223142-03 after the date hereof. Accordingly, LKE is filing this Post-Effective Amendment No. 1 to remove LKE as a registrant under Registration Statement No. 333-223142-03 and to deregister all LKE securities that remain unsold thereunder.

This Post-Effective Amendment No. 1 to Registration Statement Nos. 333-223142 and 333-223142-03 is only being filed by PPL Corporation and LKE and is not being filed by PPL Capital Funding, Inc., PPL Electric Utilities Corporation, Louisville Gas and Electric Company and Kentucky Utilities Company. Although PPL Corporation has filed this Post-Effective Amendment No. 1 to Registration Statement No. 333-223142, no securities of PPL Corporation registered pursuant to Registration Statement No. 333-223142 are affected by this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-223142 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on February 17, 2021.

PPL Corporation

By:	/s/ Vincent Sorgi
Name: Vincent Sorgi
Title: President, Chief Executive Officer and Director

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-223142) in reliance upon Rule 478 of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-223142-03 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on February 17, 2021.

LG&E and KU Energy LLC

By:	/s/ Paul W. Thompson
Name: Paul W. Thompson
Title: President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-223142-03) in reliance upon Rule 478 of the Securities Act of 1933.